Columbia Real Estate Equity Fund


77C Matters submitted to a vote of security holders
On September 16, 2005, a Special Meeting of the Shareholders of the Fund was held to approve the following items, as described in the combined Proxy Statement/Prospectus for the Meeting. The meeting was adjourned to October 7, 2005. Below are the votes cast at the September 16, 2005 meeting:


To elect Trustees:        For                  Withheld          Abstain

Douglas A. Hacker      21,431,512.292     544,304.685    139,141.875
Janet Langford Kelly   21,457,029.746     518,787.231    139,141.875
Richard W. Lowry       21,447,570.010     530,599.850    136,788.992
Charles R. Nelson      21,497,176.092     514,436.898    103,345.862
John J. Neuhauser      21,457,914.392     517,902.585    139,141.875
Patrick J. Simpson     21,460,656.322     515,160.655    139,141.875
Thomas E. Stitzel      21,452,702.948     523,114.029    139,141.875
Thomas C. Theobald     21,445,519.045     530,329.852    139,109.955
Anne-Lee Verville      21,456,460.921     519,356.056    139,141.875
Richard L. Woolworth   21,463,951.527     514,548.011    136,459.314
William E. Mayer       21,074,716.312     901,100.665    139,141.875


2a: Amendment to fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:             14, 866,641.836  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:             843,163.706  Shares of beneficial interest
Abstain:             571,678.310  Shares of beneficial interest

2b: Amendment to fundamental investment restrictions with respect to making loans

For:           14,856,750.293  Shares of beneficial interest being a majority of the shares represented at
                               the meeting.

Against:          847,624.201  Shares of beneficial interest
Abstain:          577,109.358  Shares of beneficial interest

2c: Amendment to fundamental investment restrictions with respect to diversification of investments.
For:         14,959,526.094  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:       740,674.521   shares of beneficial interest
Abstain:       581,283.237   shares of beneficial interest


2d: Amendment to fundamental inv restrictions with respect to investments in commodities

For:        14,859,947.022  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:       859,707.846  shares of beneficial interest
Abstain:       561,828.984  shares of beneficial interest

2e: Amendment to fundamental investment restrictions with respect to investments in real estate.

For:        15,055,133.414 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      635,119.324  Shares of beneficial interest
Abstain:      591,231.114  Shares of beneficial interest

2f: Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:        14,877,308.016 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      798,083.593  Shares of beneficial interest
Abstain:      606,092.243  Shares of beneficial interest


2g: Elimination of fundamental investment restrictions with respect to purchasing securities on margin

For:       14,684,147.178 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:   1,007,424.173  Shares of beneficial interest
Abstain:     589,912.501  Shares of beneficial interest


2h: Elimination of fundamental inv restrictions with respect to investing for the purpose of exercising control.

For:      14,838,094.859  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     846,589.816  Shares of beneficial interest
Abstain:     596,799.177  Shares of beneficial interest



2i: Elimination of fundamental investment restrictions with respect to short sales.

For:      14,718,294.140  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     972,030.158  Shares of beneficial interest
Abstain:     591,159.554  Shares of beneficial interest


2k: Elimination of fundamental investment restrictions with respect to purchasing securities of companies less than three years old.

For:    14,949,813.641 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:   742,325.656 Shares of beneficial interest
Abstain:   589,344.555 Shares of beneficial interest

2l: Fund investment restrictions for purchasing or holding securities of any company, if securities are owned by officers, directors, advisor.

For:     14,778,938.207 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:  904,549.378   Shares of beneficial interest
Abstain:  597,996.267   Shares of beneficial interest

3. To approve the Reorganization of each Fund into a separate, corresponding series of Columbia Funds Trust.

For:     15,021,875.104   Shares of beneficial interest being a majority of the
                          shares represented at the meeting.
Against:    645,753.099   Shares of beneficial interest
Abstain:    613,855.649   Shares of beneficial interest


On October 7, 2005, a Special Meeting of the Shareholders of the Fund was held to approve the following items, as described in the combined Proxy Statement/Prospectus for the Meeting. The votes cast at the meeting are as follows:

To elect Trustees:           For              Withheld          Abstain
Douglas A. Hacker         20,624,204.201    792,659.095      145,420.329
Janet Langford Kelly      20,647,401.037    769,462.259      145,420.329
Richard W. Lowry          20,637,555.625    781,661.452      143,066.548
Charles R. Nelson         20,688,128.470    764,543.692      109,611.463
John J. Neuhauser         20,647,903.594    768,959.702      145,420.329
Patrick J. Simpson        20,650,734.818    766,128.478      145,420.329
Thomas E. Stitzel         20,642,778.754    774,084.542      145,420.359
Thomas C. Theobald        20,636,346.420    780,549.095      145,388.110
Anne-Lee Verville         20,647,985.419    769,942.986      144,355.220
Richard L. Woolworth      20,654,031.219    765,515.835      142,736.571
William E. Mayer          20,265,772.459    1,151,090.837    145,420.329


2a: Amendment to fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:          15,748,411.891  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:        956,398.989   Shares of beneficial interest
Abstain:        780,535.745   Shares of beneficial interest

2b: Amendment to fundamental investment restrictions with respect to making loans

For:         15,783,967.100  Shares of beneficial interest being a majority of the shares represented at the meeting.

Against:        910,865.340  Shares of beneficial interest
Abstain:        790,514.185  Shares of beneficial interest


2c: Amendment to fundamental investment restrictions with respect to diversification of investments.
For:           15,844,792.507   shares of beneficial interest being a majority
                                of the shares represented at the meeting.
Against:         844,708.056    shares of beneficial interest
Abstain:         795,846.062    shares of beneficial interest


2d: Amendment to fundamental investment restrictions with respect to investments in commodities

For:           15,789,219.711 shares of beneficial interest being a majority of the shares represented at the meeting.
Against:         923,013.346  shares of beneficial interest
Abstain:         773,113.568  shares of beneficial interest

2e: Amendment to fundamental investment restrictions with respect to investments in real estate.

For:           15,990,673.410  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:          685,724.821  Shares of beneficial interest
Abstain:          808,948.394  Shares of beneficial interest

2f: Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:            15,809,015.927  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:          857,575.420   Shares of beneficial interest
Abstain:          818,755.278   Shares of beneficial interest


2g: Elimination of fundamental investment restrictions with respect to purchasing securities on margin

For:         15,559,623.667  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      1,125,000.934  Shares of beneficial interest
Abstain:        800,722.024  Shares of beneficial interest


2h: Elimination of fundamental inv restrictions with respect to investing for the purpose of exercising control.

For:        15,719,973.647 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      956,558.896  Shares of beneficial interest
Abstain:      808,814.082  Shares of beneficial interest



2i: Elimination of fundamental investment restrictions with respect to short sales.

For:       15,644,197.727  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:   1,040,301.764   Shares of beneficial interest
Abstain:     800,847.134   Shares of beneficial interest


2k: Elimination of fundamental investment restrictions with respect to purchasing securities of companies less than three years old.

For:   15,880,735.101  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:  801,349.489  Shares of beneficial interest
Abstain:  803,262.035  Shares of beneficial interest

2l: Fund investment restrictions for purchasing or holding securities of any company , if securities are owned by officers, directors, advisor.

For:     15,657,289.098  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:  1,020,746.957  Shares of beneficial interest
Abstain:    807,310.570  Shares of beneficial interest


3. To approve the Reorganization of each Fund into a separate, corresponding series of Columbia Funds Trust.

For:     15, 951,613.159   Shares of beneficial interest being a majority of the
                           shares represented at the meeting.
Against:     704,324.183   Shares of beneficial interest
Abstain:     829,409.283   Shares of beneficial interest



77D Policies with respect to security investments

Effective November 1, 2005, the following language replaced the language in the section of the Statement of Additional Information entitled "FUNDAMENTAL INVESTMENT POLICIES: FUNDAMENTAL INVESTMENT POLICIES

The Investment Company Act of 1940, as amended (1940 Act), provides that a "vote of a majority of the outstanding voting securities" means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a Fund, or (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. The following fundamental investment policies cannot be changed without such a vote.


The Prospectus sets forth the investment goals and principal investment strategies applicable to the Fund. The following is a list of investment restrictions applicable to each Fund. If a percentage limitation is adhered to at the time of an investment by a Fund, a later increase or decrease in percentage resulting from any change in value or net assets will not result in a violation of the restriction.

Except as stated otherwise below, a Fund may not change these restrictions without the approval of a majority of its shareholders, which means the vote at any meeting of shareholders of a Fund of (i) 67 percent or more of the shares present or represented by proxy at the meeting (if the holders of more than 50 percent of the outstanding shares are present or represented by proxy) or (ii) more than 50 percent of the outstanding shares, whichever is less.

The Fund may not, as a matter of fundamental policy:

1. Underwrite any issue of securities issued by other persons within the meaning of the 1933 Act except when it might be deemed to be an underwriter either: (a) in connection with the disposition of a portfolio security; or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Portfolio's ability to invest in securities issued by other registered investment companies.

2. Purchase or sell real estate, except a Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate and it may hold and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of securities which are secured by real estate or interests therein.

3. Purchase or sell commodities, except that a Fund may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts and enter into swap contracts and other financial transactions relating to commodities. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.

4. With the exception of the Real Estate Fund, which will invest at least 65% of the value of its total assets in securities of companies principally engaged in the real estate industry, purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United
         States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

6. Borrow money or issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.

7. Purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that: (a) up to 25% of its total assets may be invested without regard to these limitations and
         (b) a Fund's assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder, or any applicable exemptive relief.


77E Legal Proceedings

On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC (now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order"). The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March, 2004.

Under the terms of the SEC Order, the Columbia Group has agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce certain Columbia Funds (including the former Nations Funds) and other mutual funds management fees collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant and agreed to by the staff of the SEC. The independent distribution consultant has been in consultation with the Staff, and has submitted a draft proposed plan of distribution, but has not yet submitted a final proposed plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On March 1, 2006, for reasons stated in the court's memoranda dated November 3, 2005, the U.S. District Court for the District of Maryland granted in part and denied in part the defendants' motions to dismiss. The court dismissed all of the class action claims pending against the Columbia Funds Trusts and the Columbia Acorn Trusts. As to Columbia, the Distributor and the AdvisorTrustees of the Columbia Funds,t the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940 (ICA) and the state law claims against Columbia and otherswere dismissed.. T The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and claims under Section 36(b) of the ICA along with related claims under Section 48(a) of the ICA were not dismissed.

On March 21, 2005 purported class action plaintiffs filed suit in Massachusetts state court alleging that the conduct, including market timing, entitles Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purpose. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed. The plaintiffs filed a notice of appeal on December 30, 2005 and this appeal is pending.